Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Silver Reserve Corp. (the "Company"), does hereby certify, to such officer's knowledge, that:

The Amendment No. 1 to the Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2007 (the “Form 10-QSB/A”) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 25, 2007
/s/ Todd D. Montgomery
Todd D. Montgomery, CEO and Director (Chief Executive Officer of Silver Reserve Corp.)

Dated: June 25, 2007
/s/ Randal Ludwar
Randal Ludwar, Chief Financial Officer (Chief Financial Officer of Silver Reserve Corp.)

A signed original of this written statement required by Section 906 has been provided to Silver Reserve Corp. and will be retained by Silver Reserve Corp. and furnished to the Securities and Exchange Commission or its staff upon request.